UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113

Las Vegas, NV 89118

(Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2015, DigiPath, Inc. appointed Todd A. Peterson to serve as the Company’s Chief Financial Officer, Treasurer and Secretary and in connection therewith entered into an Employment, Confidentiality and Proprietary Rights Agreement (the “Employment Agreement”) with him as of that date.

Since August 2008, Mr. Peterson, age 45, has served as the president of KSNE2 Enterprises, LLC, an accounting and consulting firm specializing in publicly traded microcap companies. From February 2007 to August 2008, Mr. Peterson was a senior accounting manager at Accuity Financial, an accounting firm specializing in publicly traded microcap companies. Mr. Peterson was also an audit manager at DeJoya Griffith and Company, a PCAOB registered audit firm, from November 2004 to February 2007, and an audit manager at Ocel, Heimer & Associates, Ltd. from 1999 to 2004. Mr. Peterson holds a Bachelor of Arts degree in accounting from the University of St. Thomas and is a certified public accountant.

Pursuant to the Employment Agreement, Mr. Peterson will receive a salary of $7,500 per month and a $500 monthly stipend to cover health insurance costs, and was issued an option to purchase 100,000 shares of common stock at an exercise price of $0.33 (the closing price of our common stock on the date of grant), vesting quarterly over the one-year period following the grant date. The Employment Agreement is for an initial term of three-months and will renew automatically for successive three-month periods unless either party provides written notice of non-renewal at least 10-days prior to the expiration of the then term. The Employment Agreement also has confidentiality and non-solicit provisions.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other than the Employment Agreement, there are no arrangements or understandings between Mr. Peterson and any other persons pursuant to which he was appointed Chief Financial Officer. There are also no family relationships between Mr. Peterson and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with its decision to move its accounting office to Las Vegas, Nevada and the appointment of Mr. Peterson as the Company’s Chief Financial Officer as described above, on June 19, 2015, the Company notified David Williams, its Interim Chief Financial Officer (i) of the Company’s election not to renew the Consulting, Confidentiality and Proprietary Rights Agreement, with ValueDriven CFO, through which Mr. Williams provided his services to the Company in Southern California as its Interim Chief Financial Officer, upon the conclusion of the current term thereof ending September 10, 2015, and (ii) that Mr. Williams would cease to serve as the Company’s Interim Financial Officer, Treasurer and Secretary.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Employment, Confidentiality and Proprietary Rights Agreement, dated as of June 19, 2015, between DigiPath, Inc. and Todd A. Peterson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: June 23, 2015

By:	/s/ Todd Denkin
Todd Denkin
Chief Executive Officer

EXHIBIT INDEX

No.	Description

Exhibit 10.1	Employment, Confidentiality and Proprietary Rights Agreement, dated as of June 19, 2015, between DigiPath, Inc. and Todd A. Peterson